                                                             Exhibit 10.2

                                                             EXECUTION COPY


                         RIGHT OF FIRST OFFER AGREEMENT

                                 by and between

                            PRIME GROUP REALTY, L.P.
                         a Delaware limited partnership

                                       and

                             THE PRIME GROUP, INC.,
                             an Illinois corporation

                         Dated as of: November 17, 1997

                         RIGHT OF FIRST OFFER AGREEMENT
                         ------------------------------

         THIS RIGHT OF FIRST OFFER AGREEMENT (the "Agreement") is made as of the 17th day of November, 1997, by and between PRIME GROUP REALTY, L.P., a Delaware limited partnership ("Purchaser") and THE PRIME GROUP, INC., an Illinois corporation ("Seller").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Huntley Development Limited Partnership, an Illinois limited partnership ("HDLP"), an affiliate of Seller, is the fee owner of that certain parcel of unimproved real estate comprising approximately 360 acres in the Village of Huntley, County of Kane and State of Illinois, which parcel is legally described on Exhibit A attached hereto and made a part hereof (the "Property"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser is acquiring from Seller and/or certain affiliates of Seller, interests in certain other buildings, facilities and parcels of land in which Seller and/or certain of its affiliates have an interest; and

         WHEREAS, Purchaser desires to acquire, a right of first offer to develop (or develop and acquire an ownership interest in) (to "Develop") the Property, or a portion thereof, upon and subject to the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of Purchaser's acquisition of interests in the certain buildings, facilities and parcels of land from Seller and certain of its affiliates, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

         1. Grant of Right of First Offer. Seller hereby grants, or agrees to cause to be granted, to Purchaser the exclusive right of first offer to Develop the Property (the "Right") upon the following terms and conditions:

         If, at any time prior to the termination of this Agreement, Seller or HDLP should determine, in its sole discretion, that all or a portion of the Property shall be utilized for the construction of an office or industrial facility to be either (a) owned and leased to third parties by Seller, HDLP or another affiliate of Seller or (b) held by Seller, HDLP or another affiliate of Seller for sale to a third party after such construction, Seller shall offer, or shall cause HDLP or such other affiliate of Seller to offer, Purchaser the right to Develop such office or industrial facility before developing, or allowing the development of, the Property for such uses. Seller shall notify, or shall cause HDLP or such other affiliate of Seller to notify (the entity providing such notice is referred to as the "Offeree"), Purchaser of the offer in the manner provided herein for the giving of notice of their decision to so Develop the Property and the general terms and conditions of the proposed development, and Purchaser shall have the right of first offer to Develop that portion of the Property to be Developed (which may be all of the Property) (the "Subject Parcel") by notifying Offeree of the general terms and conditions upon which Purchaser is willing to Develop the Subject Parcel (the "Offer"), which Offer may differ from the terms of the notice from the Offeree. Purchaser shall give the Offer to

Offeree within thirty (30) days after Purchaser's receipt of the notice from Offeree. In the event Purchaser fails to notify Offeree of its election within said thirty (30) day period or elects not to Develop the Subject Parcel, or Purchaser and Offeree are unable to reach agreement on all the material terms and conditions of the development of the Subject Parcel, Seller, HDLP, or such affiliate of Seller shall be entitled to offer to third parties the opportunity to Develop the Subject Parcel on commercially reasonable terms in an arms' length transaction or Seller, HDLP or such affiliate of Seller may develop the Subject Parcel substantially in accordance with the terms described in the notice from Offeree described above, provided, however, that in the event either Seller, HDLP, such affiliate of Seller or another party does not commence to Develop the Subject Parcel, or the sale of the Subject Parcel to a third party does not close within one hundred fifty (150) days of the date of the delivery of the Offer, Seller shall renotify Purchaser and the Subject Parcel shall again be subject to all of the terms and provisions of this Agreement.

         Notwithstanding anything to the contrary contained herein, Seller and HDLP reserve the right, and shall be entitled, at any time, to sell or otherwise convey, dedicate or grant the Property or any portion thereof or any interest therein to a third party or parties which intends to use the Property for any purpose whatsoever (including for use as an office or industrial building or facility) so long as neither Seller, HDLP nor any affiliate of Seller participates in the development of such portion of the Property that is contemplated to be used for office or industrial purposes, and the Right shall not apply in connection with any such sale, conveyance, dedication or grant. The construction of public and common infrastructure improvements (including roads, utility lines, storm and sanitary sewer lines and detention ponds) serving such portions of the Property shall not be deemed to be participation by Seller, HDLP or any affiliate of Seller in the development of such Property.

         2. Expiration Date. If Purchaser does not timely exercise the Right in the manner provided herein on or before November 17, 2012 (the "Expiration Date"), regardless of whether or not Purchaser has an opportunity to exercise the Right, or if Purchaser elects not to exercise the Right (or is deemed to have so elected because of its failure to timely exercise the Right) and the Property is developed by a third-party developer, or if the property is sold or otherwise conveyed, dedicated or granted to a party which intends to use the Property for primarily non-office or non-industrial purposes, or if construction of improvements on the Property which thereafter will be used for primarily non-office or non-industrial purposes at all times prior to the Expiration Date is commenced, then in any such event this Agreement and the Right shall, without further action of any party, automatically terminate and be null, void and of no further force or effect, and neither party shall have any further rights or obligations hereunder or with respect to the Right.

         3. Entry onto the Property. Upon the receipt by Offeree of the Offer described in Section 1 hereof, Purchaser and/or Purchaser's agents shall have the right during the period of time when this Agreement is in effect, at reasonable times and on reasonable advance notice to Offeree, to enter onto the Property or portion thereof set forth in the Offer for purposes of surveying the Property and undertaking soil boring and other tests. All surveying and soil boring and other tests shall be performed at Purchaser's sole cost and expense and Purchaser shall deliver copies of all such surveys and the results of all such tests to Offeree at no cost or expense to Offeree. Purchaser hereby indemnifies, protects and holds Seller, HDLP and the affiliates of Seller harmless and agrees to defend

Seller, HDLP and the affiliates of Seller from and against any and all claims, demands, loss, cost, damage, expense and liability (including, without limitation, personal injury and property damage claims and mechanics' or other liens), including reasonable attorneys' fees and litigation costs, caused by or occurring in connection with the presence of Purchaser or Purchaser's agents on the Property or the exercise by Purchaser of any of its surveying and testing rights under this Section 3. In addition, Purchaser shall keep the Property free from any liens of its surveying and testing rights under this Section 3. Purchaser, at its sole cost and expense, shall restore the Property to the same condition as existed prior to its entry onto the Property. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall survive the term of this Agreement (regardless of whether or not the Right is exercised), as well as any closing of the sale of the Property pursuant hereto or to any contract entered into between Seller, HDLP or an affiliate of Seller and Purchaser pursuant to any Offer.

         4. Time of the Essence. Purchaser and Seller hereby acknowledge and agree that time is and shall be of the essence hereof. Notwithstanding anything to the contrary contained herein, in the event the due date for performance of any obligation hereunder falls on a day other than a business day, the date for performance of such obligation shall be extended to the next following business day.

         5. Covenants Running with the Land; Specific Performance. The covenants and agreements of Seller under this Agreement are intended to be and shall be covenants running with the land with respect to the Property and shall be binding upon Seller and Seller's heirs, representatives, successors and assigns. This Agreement shall be specifically enforceable by Purchaser and by Purchaser's heirs, representatives, successors and assigns.

         6. Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any documents or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, or by overnight express courier, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or two (2) business days after deposit in the mails or deposit with an overnight express courier. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.


          If to Purchaser: Prime Group Realty Trust
                           35 West Wacker Drive
                           Suite 3900
                           Chicago, Illinois 60601
                           Attn: General Counsel


          With a copy to:  Winston & Strawn
                           35 West Wacker Drive
                           Chicago, Illinois 60601
                           Attn: Wayne Boberg

            If to Seller: The Prime Group, Inc.
                          35 West Wacker Drive
                          Suite 3900
                          Chicago, Illinois 60601
                          Attn: President


          With a copy to: The Prime Group, Inc.
                          35 West Wacker Drive
                          Suite 3900
                          Chicago, Illinois 60601
                          Attn: General Counsel

         7. Successors and Assigns; No Merger. All the terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The terms and provisions of this Agreement shall survive the entity and shall not merge or be deemed to merge, into any contract entered into between Seller and Purchaser pursuant to any Offer.

         8. Severability. In the event that any term or provisions of this Agreement, or the application thereof to any particular party or circumstance, is found by a court of competent jurisdiction to be invalid or unenforceable (in whole or in its application to a particular party or circumstance), the remaining terms and provisions of this Agreement or the application thereof to different parties or circumstances, as the case may be, shall not be affected thereby and this agreement shall remain in full force and effect in all other respects.

         9. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10. Due Authorization; Binding Agreement. Seller and Purchaser each hereby represent and warrant to each other that the execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with the terms hereof.

         11. Consents and Approvals. Seller and Purchaser each hereby represent and warrant to each other that no consent, waiver, approval or authorization of, or notice to, any other person, is required to be obtained or given by such party in connection with the execution, delivery and performance of this Agreement, except for such consents, approvals or authorizations which have been obtained.

         12. Further Assurances; Good Faith. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his or its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary and proper under applicable laws and regulations or otherwise to consummate and effect the transactions contemplated by this Agreement including, without limitation, obtaining all required consents and approvals, making all required filings and applications and complying with or responding to any requests by governmental agencies, in each case to the extent reasonably required. The parties hereto agree to negotiate the terms and conditions to Develop the Subject Parcel in good faith with one another.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      PURCHASER:

                                      PRIME GROUP REALTY, L.P., a Delaware
                                      limited partnership

                                      By:    PRIME GROUP REALTY TRUST, a
                                             Maryland real estate investment
                                             trust, its Managing General Partner

                                      By:    /s/ W. Michael Karnes
                                              ----------------------------------
                                             Name: W. Michael Karnes
                                                   -----------------------------
                                             Title: Executive VP
                                                    ----------------------------
                                      SELLER:

                                      THE PRIME GROUP, INC.,
                                      an Illinois corporation



                                      By: /s/ Robert J. Rudnik
                                          -------------------------------------
                                      Name: Robert J. Rudnik
                                          -------------------------------------
                                      Title Executive VP
                                            -----------------------------------

                   EXHIBIT A TO RIGHT OF FIRST OFFER AGREEMENT


That portion of the following that is still owned by Huntley Development Limited Partnership, an Illinois limited partnership:

The West Half of the Northwest Quarter, the West Half of the East Half of the Northwest Quarter and the West Half of the Southwest Quarter of Section 9;

that part of the Northwest Quarter of Section 16 lying northerly of a line drawn parallel with and 150.0 feet northerly of the center line (measured at right angles thereto) of the Illinois State Toll Highway Commission except the premises conveyed to the Illinois State Toll Highway Authority by Document 1212496 and that part of the premises conveyed to the Illinois State Toll Highway Commission by Document 831056 lying 33.0 feet southerly of the north line (measured at right angles to said north line) of the Northwest Quarter of said Section 16;

that part of the South Half of Section 7 lying northerly of the northerly right of way line of the Illinois State Toll Highway Commission;

that part of the South Half of Section 8 lying northerly of the northerly line of premises conveyed to the Illinois State Toll Highway Commission by Warranty Deed recorded as Document 903854 and Quit Claim Deed recorded as Document 824832, excepting there- from the premises described in Grant of Easement recorded as Document 824833;

that part of the Southwest Quarter of Section 4, part the South-east Quarter of Section 5, part of the North Half of Section 8, part of the Southeast Quarter of Section 6 and part of the North Half of Section 7 lying southerly of the following described line: Commencing at the point of intersection of a line drawn parallel with and 60.0 feet easterly of the center line (measured at right angles thereto) of Illinois State Route No. 47 with the south line of the Southwest Quarter of Section 9; thence northerly along said parallel line 5469.12 feet for a point of beginning; thence westerly at right angles to the last described course 940.0 feet; thence northerly at right angles to the last described course 565.0 feet; thence westerly at right angles to the last described course 140.0 feet; thence southwesterly along a line forming an angle of 128DEG.00'49" with the last described course (measured clockwise therefrom) 252.02 feet; thence southwesterly along a line forming an angle of 141DEG.21'07" with the last described course (measured counter-clockwise therefrom) 295.0 feet; thence northwesterly along a line forming an angle of 134DEG.20'16" with the last described course (measured counter-clockwise therefrom) 200.0 feet; thence southwesterly, along a line forming an angle of 96DEG.16'40" with the last described course (measured clockwise therefrom)
200.0 feet; thence southeasterly
along a line forming an angle of 86DEG.03'40" with the last described course (measured clockwise therefrom) 525.0 feet; thence southerly along a line forming an angle of 124DEG.53'15" with the last described course (measured counter-clockwise therefrom) 215.0 feet; thence southwesterly along a line forming an angle of 143DEG.54'11" with the last described course (measured counter-clockwise therefrom) 350.0 feet; thence southwesterly along a line forming an angle of 158DEG.06'47" with the last described course (measured counter-clockwise therefrom) 730.0 feet; thence southerly along a line forming an angle of 122DEG.24'21" with the last described course (measured clockwise therefrom) 354.58 feet; thence westerly and northwesterly along a curve to the right having a radius of 4210.0 feet tangent to a line forming an angle of 86DEG.43'27" with the prolongation of the last described course (measured clockwise therefrom) 2541.42 feet; thence northwesterly tangent to the last described curve at the last described point 674.67 feet; thence northwesterly along a curve to the left having a radius of 1300.0 feet tangent to the last described course 169.33 feet to the northwest corner of the Northwest Quarter of said Section 8; thence continuing northwesterly and westerly along the prolongation of the last described curve 819.43 feet; thence westerly tangent to the last described curve at the last described point 200.0 feet; thence westerly along a curve to the right having a radius of 2440.0 feet tangent to the last described course 516.61 feet; thence westerly tangent to the last described curve at the last described point, being along the north line extended and the north line of the Northwest Quarter of said Section 7, 3653.57 feet to a point on said north line that is
197.91 feet easterly of the northwest corner of said Northwest Quarter; thence southwesterly, along a line forming an angle of 134DEG.59'21" with the last described course (measured clockwise therefrom) 279.83 feet to the west line of the Northwest Quarter of said Section 7 for the terminus of said line (except that part thereof lying within premises acquired by the Illinois State Toll Highway Commission through condemnation proceedings of the Circuit Court of the Sixteenth Judicial Circuit filed in Kane County as Case No. 56-1213, and also except Lots 2 and 3 in Fred Ahrens Subdivision), and also;

that part of the Northeast Quarter of Section 17 lying northerly of the northeasterly right of way line of the Illinois State Toll Highway Commission, northerly of the northerly line of Parcel N-4C-38.5 as conveyed by Document 1230382 and westerly of a line drawn parallel with and 250.0 feet westerly of the westerly line (measured at right angles thereto) of Parcel N-4C-38.1 as ac-quired through proceedings of the Circuit Court of the Sixteenth Judicial Circuit as Case No. 56-1242, all in Township 42 North, Range 7 East of the Third Principal Meridian, Rutland Township, Kane County, Illinois,

EXCEPTING THOSE PARTS THEREOF DESCRIBED AS FOLLOWS:

That part of the Northeast Quarter of Section 8 described as follows:
Commencing at the point of intersection of a line drawn parallel with and
60.0 feet westerly of the center line (measured at right angles thereto) of Illinois State Route No. 47 with the south line of the Southeast Quarter of said Section 8; thence northerly along said parallel line 3107.14 feet for a point of beginning; thence continuing northerly along said parallel line 1427.89 feet; thence westerly at right angles to the last de-scribed course
157.85 feet; thence westerly and southwesterly along a curve to the left having a radius of 900.0 feet tangent to the last described course 349.42 feet; thence southwesterly tangent to the last described curve at the last described point 200.15 feet; thence southwesterly and westerly along a curve to the right having a radius of 4310.0 feet tangent to the last described course 1370.75 feet; thence southerly along a line forming an angle of 94DEG.01'19" with a line drawn tangent to the last described curve at the last described point (measured clockwise therefrom) 354.76 feet; thence southerly, southeasterly, easterly and northeasterly along a curve to the left having a radius of 980.0 feet tangent to the last described course 2407.19 feet to a line drawn at right angles to said center line from the point of beginning; thence easterly along said line 274.33 feet to the point of beginning, also excepting;

that part of the Northeast Quarter of Section 7 and part of the Northwest Quarter of Section 8 described as follows: Commencing at the point of intersection of a line drawn parallel with and 60.0 feet westerly of the center line (measured at right angles thereto) of Illinois State Route No. 47 with the south line of the Southeast Quarter of said Section 8; thence northerly along said parallel line 4535.03 feet; thence westerly at right angles to the last described course 157.85 feet; thence westerly and southwesterly along a curve to the left having a radius of 900.0 feet tangent to the last described course
349.42 feet; thence southwesterly tangent to the last described curve at the last described point 200.15 feet; thence southwesterly, westerly and northwesterly along a curve to the right having a radius of 4310.0 feet tangent to the last described course 3277.40 feet for a point of beginning; thence continuing along the prolongation of the last described curve 763.69 feet; thence northwesterly tangent to the last described curve at the last described point 674.67 feet; thence northwesterly along a curve to the left having a radius of 1200.0 feet tangent to the last described course 274.09 feet; thence southwesterly along a line forming an angle of 96DEG.07'33" with a line drawn tangent to the last de- scribed curve at the last described point (measured counter-clockwise therefrom) 338.62 feet; thence southwesterly along a line forming an angle of 133DEG.23'16" with the last described course (measured counter-clockwise therefrom) 355.0 feet; thence southwesterly along a line forming an angle of 224DEG.19'51" with the last described course (measured counter-clockwise therefrom) 130.0 feet; thence southeasterly along a line forming an angle of 237DEG.59'12" with the last described course (measured counter- clockwise therefrom) 420.0 feet;
thence southeasterly along a line forming an angle of 146DEG.E24'47" with the last described course (measured counter-clockwise therefrom) 810.0 feet;
thence easterly along a line forming an angle of 101DEG.36'55" with the last described course (measured clockwise therefrom) 744.17 feet; thence northeasterly along a line forming an angle of 159DEG.01'15" with the last described course (measured clockwise therefrom) 550.0 feet; thence northeasterly along a line forming an angle of 125DEG.18'11" with the last described course (measured clockwise therefrom) 810.06 feet to the point of beginning, also excepting;

that part Of the North Half of Section 7 described as follows: Commencing at the point of intersection of a line drawn parallel with and 60.0 feet westerly of the center line (measured at right angles thereto) of Illinois
State Route No. 47 with the south line of the Southeast Quarter of said
Section 8; thence northerly along said parallel line 4535.03 feet; thence westerly at right angles to the last described course 157.85 feet; thence westerly and southwesterly along a curve to the left having a radius of 900.0 feet tangent to the last described course 349.42 feet; thence southwesterly tangent to the last described curve at the last described point 200.15 feet; thence southwesterly, westerly and northwesterly along a curve to the right having a radius of 4310.0 feet tangent to the last described course 4041.09 feet; thence northwesterly tangent to the last described curve at the last described point 674.67 feet; thence northwesterly, westerly and southwesterly along a curve to the left having a radius of 1200.0 feet tangent to the last described course 912.70 feet; thence southwesterly tangent to the last described curve at the last described point 200.0 feet; thence southwesterly and westerly along a curve to the right having a radius of 2540.0 feet tangent to the last described course 514.51 feet for a point of beginning; thence southerly along a line forming an angle of 90DEG.31'29" with a line drawn tangent to the last described curve at the last described point
(measured clockwise therefrom) 925.11 feet; thence westerly at right angles to the last described course 340.0 feet; thence southerly at right angles to the last described course 100.0 feet; thence southwesterly along a line forming an angle of 156DEG.38'08" with the last described course (measured clockwise therefrom) 282.56 feet; thence southwesterly, along a line forming an angle of 173DEG.53'10" with the last described course (measured counter-clockwise therefrom) 418.99 feet; thence westerly along a line forming an angle of 120DEG.08'51" with the last described course (measured counter-clockwise therefrom) 577.26 feet; thence westerly and northwesterly along a curve to the right having a radius of 675.0 feet tangent to the last described course 649.78 feet; thence northwesterly, tangent to the last described curve at the last described point 282.06 feet; thence northwesterly and westerly along a curve to the left having a radius of 390.0 feet tangent to the last described course
373.26 feet; thence westerly tangent to the last described curve at the last described point 172.68 feet; thence northerly at right angles to the last described course 981.08 feet to a line drawn parallel with and 100.0 feet southerly of the north line of the Northwest Quarter of said Section 7 (measured at right angles thereto); thence easterly along said parallel line 2431.89 feet; thence easterly along a curve to the left having a radius of 2540.0 feet tangent to the last described course 23.27 feet to the point of beginning, also excepting;

that part of the Northeast Quarter of Section 7 described as follows:
Commencing at the point of intersection of a line drawn parallel with and
60.0 feet westerly of the center line (measured at right angles thereto) of Illinois State Route No. 47 with the south line of the Southeast Quarter of said Section 8; thence northerly along said parallel line 4535.03 feet; thence westerly at right angles to the last described course 157.85 feet; thence westerly and southwesterly along a curve to the left having a radius of 900.0 feet tangent to the last described course 349.42 feet; thence southwesterly tangent to the last described curve at the last described point
200.15 feet; thence southwesterly, westerly and northwesterly along a curve to the right having a radius of 4310.0 feet tangent to the last described course 4041.09 feet; thence northwesterly tangent to the last described curve at the last described point 674.67 feet; thence northwesterly, westerly and southwesterly along a curve to the left having a radius of 1200.0 feet tangent to the last described course 912.70 feet; thence southwesterly tangent to the last described curve at the last described point 200.0 feet; thence southwesterly and westerly along a curve to the right having a radius of 2540.0 feet tangent to the last described course 514.51 feet; thence southerly along a line forming an angle of 90DEG.31'29" with a line drawn tangent to the last described curve at the last described point (measured clockwise therefrom) 925.11 feet; thence westerly at right angles to the last described course 340.0 feet; thence southerly at right angles to the last described course 100.0 feet; thence southwesterly along a line forming an angle of 156DEG.38'08" with the last described course (measured clockwise therefrom) 282.56 feet; thence southwesterly along a line forming an angle of 173DEG.53'10" with the last described course (measured counter-clockwise therefrom) 418.99 feet; thence easterly along a line forming an angle of 59DEG.51'09" with the last described course (measured clockwise therefrom)
34.85 feet; thence easterly and southeasterly along a curve to the right having a radius of 675.0 feet tangent to the last described course 161.19 feet for a point of beginning; thence continuing southeasterly along the prolongation of the last described curve 226.37 feet; thence southeasterly tangent to the last described curve at the last described point 717.92 feet;

thence southeasterly along a curve to the left having a radius of 1550.0 feet tangent to the last described course 513.47 feet; thence northerly along a line forming an angle of 107DEG.14'53" with a line drawn tangent to the last described curve at the last described point (measured counter-clockwise therefrom) 832.17 feet; thence northwesterly along a line forming an angle of 128DEG.20'47" with the last described course (measured clockwise therefrom)
910.0 feet; thence southwesterly along a line forming an angle of 90DEG.51'35" with the last described course (measured clockwise therefrom) 827.91 feet to the point of beginning, and also excepting;

that part of the Northwest Quarter of Section 7, lying southerly of the southerly right of way line of the Illinois State Toll Highway Commission, all in Township 42 North, Range 7 East of the Third Principal Meridian, Rutland Township, Kane County, Illinois.